Exhibit 32.1

        Each of Thomas R. Sullivan, Chief Executive Officer, and Samuel G. Stone, Chief Financial Officer, of Firstbank Corporation., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Firstbank Corporation.

Dated: March 13, 2006

/s/ Thomas R. Sullivan —————————————— Thomas R. Sullivan Chief Executive Officer /s/ Samuel G. Stone —————————————— Samuel G. Stone Chief Financial Officer